CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Aphton Corporation on Forms S-3 (File Nos. 33-77286 and 333-31217) of our report dated March 23, 1998, on our audits of the financial statements of Aphton Corporation as of January 31, 1998 and April 30, 1997 and 1996 and for the nine months ended January 31, 1998 and the years ended April 30, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.


                                             COOPERS & LYBRAND L.L.P.

Honolulu, Hawaii
May 1, 1998




















                                  Exhibit 23.1